Exhibit D.VII

EXECUTION VERSION

EQUITY COMMITMENT LETTER

(1)

NORDIC CAPITAL EPSILON SCA, SICAV-RAIF, a société en commandite par actions – société d’investissement à capital variable – fonds d’investissement alternatif réservé registered in Luxembourg with registered number B 245.768 (acting through its general partner, NORDIC CAPITAL EPSILON GP SARL, a société à responsabilité limitée incorporated in Luxembourg with registered number B 243.978), of 8 Rue Lou Hemmer, L-1748 Senningerberg, Grand Duchy of Luxembourg, for and on behalf of its compartment, NORDIC CAPITAL EPSILON SCA, SICAV-RAIF - COMPARTMENT 1 (“Nordic Capital X”);

(2)	Ocala Bidco, Inc., a Delaware corporation (“Parent”); and

(3)	Each other equity investor listed on Exhibit A attached hereto (each, an “Additional Equity Investor” and together with Nordic Capital X, the “Equity Investors”).

Unless otherwise stated, capitalized terms in this letter (the “Letter”) shall have the meaning ascribed to them in the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into as of the date hereof by and among Inovalon Holdings, Inc., a Delaware corporation (the “Company”), Parent and Ocala Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Parent, Merger Sub and the Company wish to effect a business combination through a merger of the Merger Sub with and into the Company on the terms and conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law.

1.	Undertakings

1.1

Each Equity Investor hereby, severally and not jointly, irrevocably undertakes to the Parent that, subject to the terms and conditions of this Letter, it will make, or cause to be made, directly or indirectly through Ocala Topco, Inc., a Delaware corporation, as directed by Nordic Capital X, a capital investment to the Parent of up to its pro rata percentage (as set forth on Exhibit A hereto) of USD $3,175,000,000 (in the case of each Equity Investor, such Equity Investor’s “Equity Investment”), and cause the Parent to receive such Equity Investment.

1.2

The Equity Investment shall be paid in immediately available funds, subject to (i) the terms of this Letter, (ii) the satisfaction or waiver of each of the conditions to completion of the Closing set forth in Article VII of the Merger Agreement (other than conditions that, by their nature, can only be satisfied by actions taken at the Closing, provided that each such condition is capable of and would be satisfied assuming a Closing would occur at such time prior to the Closing), (iii) the substantially simultaneous funding by each Equity Investor of the entirety of its Equity Investment set forth on Exhibit A to be funded pursuant to this Letter, (iv) the substantially simultaneous funding of the Debt Financing, (v) the Merger Agreement not being terminated in accordance with its terms and (vi) the substantially simultaneous occurrence of the Closing, solely for the purpose of funding, and solely to the extent necessary to fund (together with the Rollover Amount (if the rollover contemplated by the Merger Agreement is consummated), debt and cash on hand of the Acquired Companies), (A) the payments required to be made at the Closing pursuant to Section 2.03 and Section 3.02 of the Merger Agreement and (B) the payment of any and all out-of-pocket fees and expenses required to be paid by Parent and its Subsidiaries in connection with the transactions to be consummated at the Closing.

1.3

No Equity Investor nor any of their respective permitted assignees will have any obligation under any circumstance to, directly or indirectly, contribute to, purchase equity or debt securities of, or otherwise provide funds to, Parent or any other person in any amount in excess of its Equity Investment (and no claim may thus be made against any Equity Investor that has paid or procured the payment of its Equity Investment in accordance with the terms of this Letter). The funds contributed, directly or indirectly, by the Equity Investors to Parent pursuant to this Letter may only be used by Parent to satisfy the obligations described in clauses (A)–(B) of Section 1.2, and not for any other purpose.

1.4

If, and only if, Parent does not require the Equity Investors to fund at the Closing all of the equity financing with respect to which the Equity Investors have respectively made their Equity Investment in order to consummate the transactions contemplated by the Merger Agreement, then the amount required to be funded by the Equity Investors under this Letter shall be reduced by such amount on a pro rata basis accordingly.

1.5	Prior to the Closing:

(a)

the Parent shall not, and each Equity Investor undertakes to the Company to, as far as it is lawfully able, procure that the Parent does not: (i) repay the Equity Investment; or (ii) use the Equity Investment for any other purpose than as described in Section 1.2; and

(b)	Each Equity Investor undertakes to the Company not to withdraw or extract, or cause or suffer the repayment or redemption of, its Equity Investment.

2.	Duration

2.1	This Letter shall terminate on the earlier of:

(a)	the consummation of the transactions to be consummated at the Closing in accordance with the terms of the Merger Agreement (at which time the obligations hereunder shall be satisfied in full);

(b)	in respect of each Equity Investor, such Equity Investor having satisfied in full its obligation under Section 1.2 to fund its Equity Investment;

(c)	the valid termination of the Merger Agreement in accordance with Section 8.01 of the Merger Agreement;

(d)

the date that Company or any of its Affiliates, direct or indirect equityholders, or Representatives asserts in any litigation or other proceeding any claim against any Equity Investor or a Related Person (as defined below) relating to this Letter, the Merger Agreement or any of the transactions contemplated hereby or thereby (including in respect of any oral representations made or alleged to be made in connection therewith) other than a claim against any Equity Investor (i) under the Limited Guarantee pursuant to the terms thereof and subject to the limitations set forth therein, (ii) seeking specific performance of an Equity Investor’s obligation to fund its Equity Investment in accordance with the terms hereof pursuant to, and subject to the limitations set forth in, Section 9.02 of the Merger Agreement or (iii) relating to a breach or seeking to prevent a breach of the Confidentiality Agreement; and

(e)	any judgment against the Parent in any action permitted under clause (d) above that includes any award of money damages or the payment of any amount due pursuant to the Limited Guarantee.

2.2	Section 1.5 shall survive a termination of this Letter pursuant to Section 2.1(b) but not otherwise.

2.3	Section 4 shall survive any termination of this Letter.

3.	Limited Guarantee

3.1

Concurrently with the execution and delivery of this Letter, each Equity Investor is executing and delivering to the Company the Limited Guarantee. The Company’s remedies against the Equity Investors under the Limited Guarantee shall, and are intended to, be the sole and exclusive direct or indirect monetary remedies available to Company or any of its Affiliates, direct or indirect equityholders, or Representatives against the Equity Investors (except as expressly set forth in Section 4.3) or any of their respective Related Persons for any loss, damage or recovery of any kind (including consequential, indirect or punitive damages, and whether at law, in equity or otherwise) arising under or in connection with any breach of the Merger Agreement or of the failure of the Closing to be consummated or otherwise in connection with the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to be made in connection therewith (whether or not Parent’s breach is caused by our breach of our obligations under this Letter).

4.	Miscellaneous

4.1	Each party to this Letter is individually and severally (and thus not jointly) liable under this Letter.

4.2

Any claim of any Equity Investor or its respective Affiliates against the Parent shall be subordinated to any claim of the Company against the Parent under this Letter or the Merger Agreement. Subject to the preceding sentence, Nordic Capital X may determine in its discretion whether to make, directly or indirectly, its Equity Investment in any combination of ordinary shares, preference shares, loan notes, shareholder loans or other debt or equity instruments, or capital contribution, or otherwise as it shall see fit; provided that each Equity Investor’s Equity Investment shall be of the same class and series as Nordic Capital X’s Equity Investment.

4.3	Notwithstanding anything to the contrary expressed or implied in this Letter or any other relevant agreement, document or otherwise:

(a)

no recourse under this Letter or otherwise in relation to the transaction contemplated by this Letter or the Merger Agreement, may be made against any Representative, agent, adviser, officer, director or employee, or any direct or indirect holder of any equity interests or securities of any kind, of any Equity Investor (whether such person is a limited or general partner (acting in its own capacity or otherwise), member, shareholder or otherwise) or any affiliate (other than Parent) of any of the aforementioned categories of persons (any such person or entity, a “Related Person”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, and no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Related Person under this Letter or otherwise in relation to the transaction contemplated by this Letter or the Merger Agreement; and

(b)

Each Equity Investor’s aggregate liability under this Letter shall be limited to an amount equal to its Equity Investment and no claim may thus be made against any Equity Investor once it has made its entire Equity Investment to the Parent (provided that the undertakings in Section 1.5 are complied with).

4.4

The Company is a third-party beneficiary of this Letter if it seeks specific performance of Parent’s obligation to cause the Equity Investors to fund the Equity Investment, in each case, if and only to the extent permitted by, and subject to the limitations set forth in, Section 9.02 of the Merger Agreement. Other than the Company, there are no third-party beneficiaries to this Letter. This Letter may only be enforced by (i) Parent and (ii) the Company, pursuant to its right to seek specific performance of each Equity Investor’s obligation to fund its Equity Investment to the extent permitted by, and subject to the limitations set forth in, Section 9.02 of the Merger Agreement and for no other purpose (including, without limitation, any claim for monetary damages hereunder), and no other third party, including Parent’s creditors, shall have any right to enforce this Letter or to cause Parent to enforce this Letter. Each Equity Investor hereby acknowledges and agrees that the Company may seek specific performance of the obligations of such Equity Investor to fund its Equity Investment to Parent (and not to the Company or any other Person) to the extent permitted by, and subject to the limitations set forth in, Section 9.02 of the Merger Agreement. The parties to this Letter agree that, notwithstanding any other provision of this Letter and for the avoidance of doubt, the Equity Investors shall under no circumstances, whether following an enforcement by the Company of any of its rights under this Letter (if any) or otherwise, be required to pay or cause to be paid any funds (whether comprising all or some of the Equity Investment or otherwise) to the Company directly and that any such funds shall only require to be paid to the Parent in accordance with the provisions of this Letter.

4.5

This Letter may not be amended or terminated (other than in accordance with Section 2) and no provision of this Letter may be waived or modified except by an instrument in writing signed by Parent, each Equity Investor, and the Company; provided, however, that any Equity Investor may amend this Letter to reflect any assignment permitted by Section 4.6 (solely to the extent such assignment is permitted thereby). Together with the Limited Guarantee, this Letter constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between or among any of the Equity Investors or any of their respective Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Merger Agreement, the Confidentiality Agreement and the other agreements referred to herein or therein as being entered into in connection with the Merger Agreement).

4.6	The benefits of this Letter may not assigned by either:

(a)	Parent without the prior written consent of the Equity Investors and the Company; or

(b)

any Equity Investor (other than to a commonly controlled Affiliate) without the prior written consent of Parent and the Company; provided, however, each Equity Investor acknowledges and agrees that, except to the extent otherwise agreed in writing by the Company, no permitted assignment shall relieve such Equity Investor of any of its accrued obligations under this Letter. Subject to the preceding sentence, the Equity Investment shall be binding upon and inure to the benefit of the parties to this Letter and their respective successors and permitted assigns.

4.7	If any term of this Letter is invalid, illegal or incapable of being enforced, all other terms and provisions of this Letter shall nevertheless remain in full force and effect.

4.8

This Letter may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original and which shall together (but not otherwise) constitute one and the same instrument. The parties irrevocably agree that this Letter may be executed by way of electronic signatures and the parties agree that this Letter, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

4.9

Other than as required by law, rule or regulation, including the rules of any national securities exchange or other self-regulatory organization, or, to the extent reasonably necessary, in connection with enforcing the terms of this Letter or seeking the approval, consent, waiver from or in connection with the filing of any notices or similar responses, in each case, with any Governmental Authority (“Legal Obligation”), each of the parties hereto agrees that it will not, nor will it permit its advisors or Affiliates to, disclose to any person the contents of this Letter, other than to (i) their respective Affiliates, limited partners, general partners, members, managers, directors, officers, employees, agents and advisors (collectively, “Representatives”) and (ii) the Company and its respective Representatives; provided, however, that each of the foregoing are instructed to maintain the confidentiality of this Letter in accordance herewith. Notwithstanding the foregoing, each Equity Investor, its respective Affiliates and Representatives will have the right to make such disclosures as are required by any Legal Obligation or any Governmental Authority having jurisdiction over such Equity Investor or its respective Representatives, and each Equity Investor will not be required to provide any notice of such disclosure. In the event that any Person (other than an Equity Investor and its respective Affiliates and Representatives) is required by Legal Obligation to disclose the contents of this Letter to any Person, such disclosing party will give the Equity Investors reasonably prompt written notice of such requirement, to the extent not prohibited by such Legal Obligation, so that any Equity Investor may seek an appropriate protective order or other remedy (at such Equity Investors’ sole expense), and the disclosing party will reasonably cooperate with such Equity Investor and its respective affiliates and Representatives to obtain such protective order, including by seeking confidentiality undertakings or designating the contents as exempt from disclosure pursuant to any Legal Obligation.

4.10

Sections 9.01 (Notices) (the address of Nordic Capital X being the address set out above and the address of each other Equity Investor set forth on the signature pages hereto, with a copy to the same address as for the Parent), 9.07 (Governing Law), 9.08 (Jurisdiction) and 9.09 (Waiver of Jury Trial) of the Merger Agreement shall apply to this Letter, mutatis mutandis.

Yours faithfully

[Reminder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Letter is executed on August 19, 2021 by or on behalf of:

NORDIC CAPITAL EPSILON SCA, SICAV-RAIF

(acting through its general partner

NORDIC CAPITAL EPSILON GP SARL)

for and on behalf of its compartment

NORDIC CAPITAL EPSILON SCA, SICAV-RAIF - COMPARTMENT 1

/s/ Ian Charoub
Name: Ian Charoub
Title: Class A Manager

/s/ Monica Morsch
Name: Monica Morsch
Title: Class B Manager

[Signature Page to Equity Commitment Letter]

Acknowledged and agreed by 22C Capital I, L.P., as an Equity Investor

22C Capital I, L.P.

By: 22C Capital GP I, L.L.C., its general partner

By: 22C Capital GP I MM LLC, its managing member

By:	/s/ D. Randall Winn
Name:	D. Randall Winn
Title: Member

By:	/s/ Eric Edell
Name:	Eric Edell
Title: Member

445 Park Avenue, 13th Floor
New York, NY 10022

Acknowledged and agreed by 22C Capital I-A, L.P., as an Equity Investor

22C Capital I-A, L.P.

By: 22C Capital GP I, L.L.C., its general partner,

By: 22C Capital GP I MM LLC, its managing member

By:	/s/ D. Randall Winn
Name:	D. Randall Winn
Title: Member

By:	/s/ Eric Edell
Name:	Eric Edell
Title: Member

445 Park Avenue, 13th Floor
New York, NY 10022

[Signature Page to Equity Commitment Letter]

Acknowledged and agreed by Insight, as an Equity Investor

Insight Partners XII, L.P.

By: Insight Associates XII, L.P., its general partner

By: Insight Associates XII, Ltd., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

Insight Partners (Cayman) XII, L.P.

By: Insight Associates XII, L.P., its general partner

By: Insight Associates XII, Ltd., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

Insight Partners XII (Co-Investors), L.P.

By: Insight Associates XII, L.P., its general partner

By: Insight Associates XII, Ltd., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

Insight Partners XII (Co-Investors) (B), L.P.

By: Insight Associates XII, L.P., its general partner

By: Insight Associates XII, Ltd., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

[Signature Page to Equity Commitment Letter]

Insight Partners (Delaware) XII, L.P.

By: Insight Associates XII, L.P., its general partner

By: Insight Associates XII, Ltd., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

Insight Partners (EU) XII, S.C.Sp.

By: Insight Associates (EU) XII, S.a.r.l., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

Insight Partners XII Buyout Annex Fund, L.P.

By: Insight Associates XII Buyout Annex, L.P., its general partner

By: Insight Associates XII Buyout Annex, Ltd., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

Insight Partners (Cayman) XII Buyout Annex Fund, L.P.

By: Insight Associates XII Buyout Annex, L.P., its general partner

By: Insight Associates XII Buyout Annex, Ltd., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

Insight Partners (Delaware) XII Buyout Annex Fund, L.P.

By: Insight Associates XII Buyout Annex, L.P., its general partner

By: Insight Associates XII Buyout Annex, Ltd., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

Insight Partners (EU) XII Buyout Annex Fund, S.C.SP

By: Insight Associates (EU) XII Buyout Annex, SARL, its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

[Signature Page to Equity Commitment Letter]

Insight Partners XII Buyout Annex Fund (Co-Investors) (B), L.P.

By: Insight Associates XII Buyout Annex, L.P., its general partner

By: Insight Associates XII Buyout Annex, Ltd., its general partner

By:	/s/ Andrew Prodromos
Name:	Andrew Prodromos
Title:	Authorized Officer

[Signature Page to Equity Commitment Letter]

Acknowledged and agreed by Ashburton Investment Pte. Ltd., as an Equity Investor

By:	/s/ Andrew Skrilow
Name:	Andrew Skrilow
Title:	Authorized Signatory

Address:

Ashburton Investment Pte Ltd

168 Robinson Road #37-01 Capital Tower, Singapore 068912

Attention: Matthew Lim Oon Su

With a copy to:

GIC Special Investments Pte. Ltd.

280 Park Ave, 9th Floor

New York, NY 10017

Attention: Andrew Skrilow

Email: andrewskrilow@gic.com.sg

[Signature Page to Equity Commitment Letter]

Acknowledged and agreed by Parent

By:	/s/ Aditya Desaraju
Name:	Aditya Desaraju
Title:	President

[Signature Page to Equity Commitment Letter]

Exhibit A

Equity Investor	Equity Commitment	Pro Rata Percentage
Nordic Capital Epsilon SCA, SICAV-RAIF - Compartment 1	$1,900,000,000	59.84%
22C Capital I, L.P.	$66,441,835	2.09%
22C Capital 1-A, L.P.	$8,558,165	0.27%
Insight Partners XII, L.P.	$126,280,000	3.98%
Insight Partners (Cayman) XII, L.P.	$178,500,000	5.62%
Insight Partners (Delaware) XII, L.P.	$12,880,000	0.41%
Insight Partners (EU) XII, S.C.Sp	$28,840,000	0.91%
Insight Partners XII (Co-Investors), L.P.	$210,000	0.01%
Insight Partners XII (Co-Investors) (B), L.P.	$3,290,000	0.10%
Insight Partners XII Buyout Annex Fund, L.P.	$136,150,000	4.29%
Insight Partners (Cayman) XII Buyout Annex Fund, L.P.	$167,090,000	5.26%
Insight Partners (Delaware) XII Buyout Annex Fund, L.P.	$23,030,000	0.73%
Insight Partners (EU) XII Buyout Annex Fund, S.C.Sp.	$22,330,000	0.70%
Insight Partners XII Buyout Annex Fund (Co-Investors) (B), L.P.	$1,400,000	0.04%
Ashburton Investment Pte. Ltd.	$500,000,000	15.75%

Total	$3,175,000,000	100.00%